EXHIBIT (b)(i)




October 5, 2004


Mike Chamberlin
Elmer's Acquisition Group
11802 SE Stark St
Portland, Oregon 97216

Dear Mike:

We are pleased to submit the following financing proposal ("Proposal"). If you accept this Proposal, it will be submitted for review by GE CAPITAL FRANCHISE FINANCE CORPORATION ("GEFF").


I. FINANCING TERMS:

LENDER:  GEFF, or its assigns

                                     LOAN #1
                                     -------

BORROWER:  Elmer's Acquisition Group ("BORROWER")

SECURITY: A first lien security interest in the business assets including equipment, seating, receivables, decor, etc. located at All available corporate owned restaurants (each, a "Property" and collectively, the "Properties"). As additional collateral, GEFF may require Borrower to provide a stock pledge and/or assignment of franchise royalties.

The proposed loan will be cross-defaulted and cross-collateralized with all loans to the BORROWER from GEFF or its affiliates.

Upon sale of the Property to a GEFF qualified purchaser, such purchaser may assume BORROWER'S obligations under the loan agreements for a fee of 1% of the then outstanding principal. Any such assumption remains subject to GEFF'S prior review and written approval.

FUNDING CUT-OFF DATE: December 31, 2004

The "Loan Closing Date" (the date on which a loan is fully funded and the Loan Term commences) must occur by the above date.

BORROWER will have one (1) option to extend the Funding Cut-Off-Date for an additional sixty (60) days upon written request to GEFF.

LOAN TABLE: LOAN ONE

--------------------------------------------------------------------------------------------------------------------------------

        ADVANCE                                                             INTEREST      RATE          RATE        INTEREST
      CALCULATION     LOAN AMOUNT      TERM     AMORTIZATION    PAYMENT       RATE     CALCULATION   CONVERSION     RATE TYPE
--- --------------- --------------- ---------- -------------- ------------ ---------- ------------- ------------ ---------------
                                                                                                                    Fixed at
     Up to 100% of                                                                       Ten (10)                 Closing Rate
 A  the refinanced   $3,500,000.00   10 years     10 years     $41,728.52     7.60%     Yr Swaps +      N/A       (determined
       amount                                                                              2.99%                   as of Loan
                                                                                                                  Closing Date)
--------------------------------------------------------------------------------------------------------------------------------

The Loan Amount(s) shown in the Loan Table are approximate based on preliminary information provided by the BORROWER. The Payment amount(s) shown above are based on the stated Loan Amount and Interest Rate, and are subject to change in conjunction with any change in the Loan Amount.

All scheduled payments of principal and interest will be paid to GEFF via automated clearinghouse debit from a U.S. bank account in the name of BORROWER.

DEPOSIT:  $2,000.00 (combined for Loan One and Two)

Upon acceptance of this proposal, BORROWER will pay GEFF a non-interest bearing Deposit in the amount shown above. This Deposit will be returned to the
BORROWER: (i) in the event GEFF does not approve this transaction; (ii) upon Closing and receipt of all documentation (net of any fees and any out-of-pocket expenses); and (iii) upon GEFF's termination of this transaction because of a material adverse change in the BORROWER'S financial condition. If this transaction is not fully closed by the Funding Cut-Off Date for any other reason, GEFF will retain the entire Deposit as liquidated damages. In the event such Deposit is not sufficient to pay GEFF'S reimbursable costs, BORROWER will promptly pay any shortfall to GEFF.

                                     LOAN #2
                                     -------

BORROWER: Elmer's Restaurants, Inc. ("BORROWER"), or stock acquisition company during interim shareholder stock purchase period.

SECURITY: A first lien security interest in the business assets including equipment, seating, receivables, decor, etc. located at All available corporate owned restaurants (each, a "Property" and collectively, the "Properties"). As additional collateral, GEFF may require Borrower to provide a stock pledge and/or assignment of franchise royalties.

The proposed loan will be cross-defaulted and cross-collateralized with all loans to the BORROWER from GEFF or its affiliates.

Upon sale of the Property to a GEFF qualified purchaser, such purchaser may assume BORROWER'S obligations under the loan agreements for a fee of 1% of the then outstanding principal. Any such assumption remains subject to GEFF'S prior review and written approval.

FUNDING CUT-OFF DATE: December 31, 2004.

BORROWER will have one (1) option to extend the Funding Cut-Off-Date for an additional sixty (60) days upon written request to GEFF.

LOAN TABLE: LOAN TWO

------------------------------------------------------------------------------------------------------------------------------------

        ADVANCE                                                             INTEREST      RATE            RATE          INTEREST
      CALCULATION     LOAN AMOUNT      TERM     AMORTIZATION    PAYMENT       RATE     CALCULATION     CONVERSION       RATE TYPE
--- --------------- --------------- ---------- -------------- ------------ ---------- ------------- ----------------- --------------
                                                                                                        Between
                                                                                                      seven months
                                                                                                      and twenty-
     Up to 100% of                                                                       90 day       four months,     Variable Rate
 A  the refinanced   $1,500,000.00   10 years     10 years     $16,562.83     5.88%      LIBOR +        BORROWER       (w/option to
        amount                                                                            3.55%      can fix rate at       fix)
                                                                                                       Five (5) Yr
                                                                                                         Swaps +
                                                                                                          3.24%
------------------------------------------------------------------------------------------------------------------------------------

The Loan Amount(s) shown in the Loan Table are approximate based on preliminary information provided by the BORROWER. The Payment amount(s) shown above are based on the stated Loan Amount and Interest Rate, and are subject to change in conjunction with any change in the Loan Amount.
All scheduled payments of principal and interest will be paid to GEFF via automated clearinghouse debit from a U.S. bank account in the name of BORROWER.

DEPOSIT:  $2,000.00  (combined for Loan One and Two).

Please see the Deposit section in Loan One for additional details concerning the circumstances under which a Deposit will be returned.

LOAN TABLE: LOAN THREE

------------------------------------------------------------------------------------------------------------------------------------

        ADVANCE                                                             INTEREST      RATE            RATE          INTEREST
      CALCULATION     LOAN AMOUNT      TERM     AMORTIZATION    PAYMENT       RATE     CALCULATION     CONVERSION       RATE TYPE
--- --------------- --------------- ---------- -------------- ------------ ---------- ------------- ----------------- --------------
                                                                                                        Between
                                                                                                      seven months
                                                                                                      and twenty-
     Up to 100% of                                                                       90 day       four months,     Variable Rate
 A  the refinanced   $1,500,000.00   10 years     10 years     $16,562.83     5.88%      LIBOR +        BORROWER       (w/option to
        amount                                                                            3.55%      can fix rate at       fix)
                                                                                                       Five (5) Yr
                                                                                                         Swaps +
                                                                                                          3.24%
------------------------------------------------------------------------------------------------------------------------------------

The Loan Amount(s) shown in the Loan Table are approximate based on preliminary information provided by the BORROWER. The Payment amount(s) shown above are based on the stated Loan Amount and Interest Rate, and are subject to change in conjunction with any change in the Loan Amount.
All scheduled payments of principal and interest will be paid to GEFF via automated clearinghouse debit from a U.S. bank account in the name of BORROWER.

DEPOSIT:  $2,000.00  (combined for Loan One and Two)

Please see the Deposit section in Loan One for additional details concerning the circumstances under which a Deposit will be returned.

INTEREST RATE DESCRIPTIONS: The interest rate alternatives offered on the above table(s) are described below:

Fixed at Closing Rate (determined as of Loan Closing Date): The rate quoted in the Loan Table is for illustrative purposes and shows the Interest Rate that would be effective if the Loan Closing Date is the same as the date of this letter. The actual Fixed at Closing Rate will be determined using the Rate Calculation formula in the Loan Table and will not change during the loan Term. The Interest Rate will be set two (2) business days prior to the Loan Closing Date.

The Loan Amount will be repayable in level installments, including principal and interest, accrued at the per annum rate described in the Loan Table. Payments will be due monthly in arrears, and pro-rated interest for the number of days remaining in the month in which the loan closing occurs will be collected on the Loan Closing Date.

Variable Rate (with option to fix): The rate quoted in the Loan Table is for illustrative purposes and shows the Interest Rate that would be effective as of the date of this letter. The actual Interest Rate will be determined using the applicable Rate Calculation formula in the Loan Table.

The Loan Amount will be repayable in level installments, including principal and interest, accrued at the per annum rate described in the Loan Table. Payments will be due monthly in arrears, and pro-rated interest for the number of days remaining in the month in which the loan closing occurs will be collected on the Loan Closing Date. The Interest Rate will be adjusted on the first of each month.

On the Loan Closing Date and each anniversary of the first payment date following the Loan Closing Date, the amount of each monthly payment for the ensuing twelve (12) months will be calculated based on the then outstanding principal balance, the then outstanding Variable Rate, and the number of months remaining in the loan Term.

During the time period after the Loan Closing Date described in the applicable box of the Conversion Rate column in the Loan Table, the BORROWER will have the option, to be exercised only once, upon written notice to GEFF, to request that GEFF fix the Interest Rate for the remaining loan Term. Ten (10) business days after GEFF'S receipt of such notice, the Interest Rate will be fixed at the rate calculated as described in the "Conversion Rate" column in the Loan Table. The BORROWER will be provided with the adjusted payment amount reflecting such fixed Interest Rate subsequent to the election of the fixed rate.

EARLY TERMINATION: On any regularly scheduled payment date, BORROWER will have the right to prepay all, but not less than all, of the outstanding balance of the loan.

At anytime a variable rate is in effect, the outstanding balance of the loan may be prepaid without premium or penalty.

At anytime a fixed rate is in effect during years one through four of the Loan Term, the outstanding balance of the loan may be prepaid with the payment of a prepayment fee equal to 1% of the principal prepaid (0% after year four of the Loan Term). In addition, the BORROWER may be subject to the payment of a Prepayment Premium to offset GEFF's breakage costs. The Prepayment Premium is equal to the positive difference (if any) between: (i) the present value of the remaining stream of payments during the period when a fixed rate is in effect calculated using the interpolated yield, at the time of prepayment, of the two U.S. Dollar Interest Rate Swaps (as published in Federal Reserve Statistical Release H.15 [519] at http://www.federalreserve.gov/releases/H.15/) whose terms most closely match the remaining period a fixed rate is in effect, and (ii) the present value of the remaining stream of payments calculated using the interpolated yield, as of the date the fixed rate is set, of the two U.S. Dollar Interest Rate Swaps whose terms most closely match the entire period the fixed rate is in effect.

If the present value of the calculation described in (ii) above is equal to or greater than the present value of the calculation described in (i) above, the Prepayment Premium will equal zero. The prepayment fee of 1% of the principal amount prepaid will be payable in any event.

PRINCIPAL PREPAYMENT OPTIONS FOR LOAN 2: The BORROWER may prepay up to 20% of the original loan balance for Loan 2 every 12-month period on the anniversary of the Loan Closing Date with no prepayment fees, regardless of interest rates when prepaid. This can be done up to 3 times during the Loan Term and is not cumulative (i.e. maximum is 20% per year). A $250 processing fee will be required with each additional principal prepayment.

CORPORATE FIXED CHARGE COVERAGE RATIO (POST-COMPENSATION): BORROWER; and/or Elmer's Restaurants, Inc. must maintain a Corporate Fixed Charge Coverage Ratio (Post-Compensation) equal to or greater than 1.25:1 as measured for each fiscal year. Corporate Fixed Charge Coverage Ratio equals the ratio of: (a) the sum of net income, depreciation and amortization, interest expense, income taxes and operating lease expense, plus or minus other non-cash adjustments or non-recurring items (as allowed by GEFF), minus increases in officer or shareholders loan receivables, and dividends or distributions not otherwise expensed on the applicable income statement(s) to, (b) the sum of operating lease expense, principal payments on long term debt, maturities of all capital leases and interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

EFFECTIVE FUNDED DEBT TO EBITDAR: As measured for BORROWER; and/or Elmer's Restaurants, Inc. on the last day of each fiscal year, Effective Funded Debt to EBITDAR shall be equal to or less than 7.0. "Effective Funded Debt" is defined as all term debt, plus third party lease payments multiplied by 10. EBITDAR is defined as net income, plus interest expense, plus income taxes, plus depreciation and amortization expense, plus third party rent, plus or minus other non-cash adjustments or non-recurring items (as allowed by GEFF), less increases in officer or shareholder loans receivable, less dividends or distributions not otherwise expensed on the applicable income statement(s).

II. CLOSING CONDITIONS:

DOCUMENTATION: The loan will be documented using GEFF'S standard form loan documentation for this type of transaction with such changes as may be necessary to address the specific terms and conditions of the loan.

EXPENSES: GEFF contemplates using standardized documentation to document the transaction. If this transaction is approved by GEFF, BORROWER will pay all of GEFF'S "out-of-pocket" expenses and a non-refundable documentation fee of $1,000 per loan. Out-of-pocket expenses are likely to include UCC search fees and filing fees. However, in the event the transaction contemplated herein necessitates that GEFF use outside counsel (e.g., loans greater than $5,000,000), obtain appraisals, or incur other unanticipated out-of-pocket expenses, such costs shall be borne by the BORROWER.

INSURANCE: BORROWER, at its own expense, will provide property, liability and other insurance in such amounts as GEFF may from time to time require. All insurance policies will be subject to GEFF'S approval and will include any endorsements that GEFF may reasonably require.

III. OTHER MATERIAL PROPOSAL TERMS

PROPOSAL EXPIRATION DATE:  October 15, 2004

This proposal will expire if it is not signed by the BORROWER and returned to GEFF by the above date.

NON-DISCLOSURE: The terms of this proposal are confidential. Such terms may not be disclosed in whole or in part to any other person or entity except the Securities and Exchange Commission (SEC) without GEFF'S written consent, except for disclosure on a confidential basis to BORROWER'S accountants, attorneys and other professional advisors retained in connection with the proposed financing described herein, or as may be required by law. The provisions of this paragraph will remain in full force and effect regardless of whether any definitive documentation for the proposed financing described herein will be executed and notwithstanding the termination of this letter or any undertaking hereunder.

TERMINATION: GEFF will have the right and option, without incurring any liability to the BORROWER, to terminate this proposed transaction and any subsequent commitment that may be issued if one or more of the following events occur: (i) a material adverse change in BORROWER'S or any Guarantor's financial condition prior to funding; (ii) any facts emerge which would, in GEFF'S sole judgment, have the effect of impairing the Property; (iii) any facts emerge which were not previously disclosed to GEFF with respect to any BORROWER or Guarantor which, in GEFF'S sole judgment, would have caused GEFF to refuse to issue a commitment; (iv) BORROWER or any Guarantor have made any misrepresentations to GEFF or withheld any other information with regard to the proposed transaction; (v) the financial information or financial statements submitted to GEFF in connection with this proposed transaction were not true, correct and complete when submitted; (vi) BORROWER or any Guarantor default on any of their contractual obligations to GEFF or its affiliates; or (vii) the expiration, revocation, addition, substitution, transfer or termination of any applicable franchise agreement or concept without GEFF'S prior written consent. GEFF will retain the Deposit described above if a commitment has been issued and is terminated due to facts described in (iii), (iv), (v), (vi) and (vii) above. If the proposed transaction is otherwise terminated after a commitment has been issued, the Deposit will be returned to BORROWER less any documentation fee and GEFF'S actual out-of-pocket expenses.

BORROWER acknowledges that this proposal supersedes all previous discussions, representations and agreements, either written or oral, and that there are no promises, agreements, or understandings outside of this proposal.

PRE-APPROVAL EXPENSE AUTHORIZATION: BORROWER hereby requests an expedited schedule for the documentation and closing of the subject loan(s). The BORROWER is aware that the requested loan(s) have not been approved by GEFF as of the date of this letter and GEFF has not committed to fund the subject loan(s). The BORROWER will reimburse GEFF for all reasonable and necessary costs ("Reimbursable Costs") incurred by GEFF in documenting and processing the request for the loan(s) even if the request for the loan(s) are ultimately not approved by GEFF and GEFF does not extend the requested loan(s). The Reimbursable Costs may include, without limitation, the following: (a) structural engineering fees; (b) environmental inspection fees; (c) GEFF'S attorney's fees; (d) GEFF'S documentation fee; (e) tax service fees; (f) title charges; (g) survey costs; and (h) other costs and expenses required by GEFF to process and document the loan(s). It is further agreed that GEFF may apply the Deposit(s) which have been tendered by BORROWER to GEFF to pay the Reimbursable Costs. In the event that such Deposits are not sufficient to pay the Reimbursable Costs, BORROWER will promptly pay any additional sums necessary to fully reimburse GEFF.

THIS PROPOSAL IS NOT A COMMITMENT TO PROVIDE FINANCING AND IS NOT MEANT TO CONTAIN ALL OF THE TERMS AND CONDITIONS THAT MAY BE APPLICABLE TO THE FINANCING DESCRIBED IN THIS PROPOSAL IF ULTIMATELY APPROVED BY GEFF. IN THE EVENT OF SUCH APPROVAL, A WRITTEN COMMITMENT WILL BE ISSUED BY GEFF THAT WILL ESTABLISH FINAL TERMS AND CONDITIONS UPON WHICH GEFF WOULD BE WILLING TO PROCEED WITH THE TRANSACTIONS DESCRIBED HEREIN.

TO PROCEED WITH YOUR LOAN APPLICATION:
--------------------------------------

     1) Sign this proposal and return it to GEFF prior to the Proposal Expiration Date.

     2) Choose one Term and Interest Rate alternative for each loan by checking the appropriate items below:

LOAN #1

(  ) Alternative A: $5,000,000.00; 10 years Term/10 years Amort.; Fixed at
     Closing Rate

LOAN #2

(  ) Alternative A: $1,500,000.00; 10 years Term/10 years Amort.; Variable Rate
     (with option to fix)

     3) Please remit one check written to "GE Capital Franchise Finance Corporation" for the aggregate amount of the "Deposit(s)" associated with the loan(s) which you would like to finance with GEFF. The Deposit amount(s) are re-stated below.

                  Loan 1 and 2 Deposit: $2,000.00

     4) Send GEFF all of the outstanding requested information to the extent this information is currently available.

We appreciate the opportunity to submit this proposal. If you have any questions or require further information, please feel free to contact me at: (800) 451-5505 x3530 or andy.tubb@ge.com.

Sincerely,




Andrew Tubb
Vice President, Account Executive
GE Capital Franchise Finance Corporation

The above terms and conditions are hereby agreed to and accepted this _____ day of _________, 2004.


Elmer's Acquisition Group

By:_______________________________________________________

Name:_____________________________________________________

Title:____________________________________________________















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